UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HIRERIGHT HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	82-1092072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Centerview Drive Suite 300 Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-260079

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of HireRight Holdings Corporation (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-260079) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on October 6, 2021, and as amended on October 20, 2021 and October 22, 2021 (the “S-1 Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the S-1 Registration Statement, and such prospectus is incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 28, 2021

HIRERIGHT HOLDINGS CORPORATION

By:	/s/ Brian Copple
	Name:	Brian Copple
	Title:	General Counsel and Secretary